Exhibit 99.3

KAPSTONE PAPER AND PACKAGING CORPORATION

PERFORMANCE INCENTIVE PLAN

ARTICLE I
Plan Objective

1.1.        Purpose.  The purposes of this KapStone Paper and Packaging Corporation Performance Incentive Plan (the “Plan”) are to promote the interests of KapStone Paper and Packaging Corporation (the “Company”) by providing additional incentive for participating officers and other employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

1.2.        Code Section 162(m).  The Plan is designed to permit Awards to qualify for the Section 162(m) Exemption; however, the Committee may grant Awards that do not qualify for the Section 162(m) Exemption.

1.3.        Effective Date; Shareholder Approval.  The Plan is effective as of April 10, 2008.  The Plan is subject to approval by the Company’s stockholders at the May 29, 2008 Annual Meeting.  Any Awards under this Plan made prior to stockholder approval are subject to stockholder approval.

ARTICLE II
Definitions

The terms used herein will have the following meanings:

“Award” means the opportunity to earn cash or equity compensation under the Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

“Board” means the Board of Directors of the Company.

“Change-in-Control” means a change-in-control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that such a change-in-control will be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the stockholders of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the stockholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change-in-Control will be deemed to have occurred if, prior to such time as a Change-in-Control would otherwise be deemed to have occurred, the Board determines otherwise.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Company” means KapStone Paper and Packaging Corporation, a Delaware corporation.

“Committee” means the Compensation Committee of the Board or any successor committee or subcommittee of the Board comprised solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and related regulations, or any successor thereto and nonemployee directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

“Covered Employee” means an Employee whose compensation is subject to the deduction limitations imposed by Code Section 162(m).

“Employee” means any person regularly employed on a full-time or part-time basis by the Company or a Related Company whose compensation is within the purview of the Committee pursuant to the Committee’s practices and policies.

“Participant” means an Employee who is determined to be eligible for the Plan by the Committee pursuant to Article IV of the Plan.

“Performance Goal” means the objective performance goals established by the Committee for each Performance Period.  For any Performance Period for which an Award is intended to qualify for the Section 162(m) Exemption, Performance Goals for Potential Covered Employees shall be established by the Committee within the time period required to qualify for the Section 162(m) Exemption.  The Performance Goals may be based upon the performance of the Company, of any Related Company, of a division or unit thereof, or of an individual Participant, or groups of individuals, using one or more of the Performance Measures selected by the Committee.  Performance Goals may be absolute, or may be relative to the comparable measure at comparison companies or a defined index.  Separate Performance Goals may be established by the Committee for the Company or a Related Company, or division thereof, or an individual, and different Performance Measures may be given different weights.  With respect to Participants who are not Potential Covered Employees, and for Awards not intended to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate.

“Performance Measure” means one or more of the following criteria, on which Performance Goals may be based, subject to Section 5.3:  (i) increase in stockholder value; (ii) earnings growth or earnings per share; (iii) net income; (iv) return on or net assets; (v) return on stockholder’s equity; (vi) cash flow or cash flow per share; (vii) operating profit or operating margins; (viii) gross or net revenue growth of the Company; (ix) operating expenses or attainment of expense levels; (x) return on capital; (xi) return on invested capital; (xii) earnings before interest, taxes, depreciation and amortization (EBITDA); (xiii) goals relating to acquisitions or divestitures; (xiv) operating income; (xv) gross or net revenue; (xvi) gross or net profit before or after tax; (xvii) free cash flow (either in the aggregate or on a per-share basis); (xviii) total stockholder return; (xix) economic value added, (xx) price-to-earnings growth; and (xxi)strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration or business expansion.

“Performance Period” means a calendar year or other period of time (which may be longer or shorter than a calendar year) set by the Committee.

“Potential Covered Employee” means an Employee designated by the Committee at the time an Award is granted who, in the Committee’s judgment, may be a Covered Employee at the time the Award is paid.

“Related Company” means any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity’s financial results to be consolidated with the Company’s financial results for financial reporting purposes.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Section 162 (m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) as set forth in Code Section 162(m)(4)(c), and the regulations thereunder.

ARTICLE III
Administration

3.1.        Authority of Committee.  The Plan will be administered by the Committee.  No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan.  The Committee, in its sole discretion, will determine which of the Participants to whom, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards.  The provisions and conditions of the grants of Awards need not be the same with respect to each Participant or with respect to each Award.

The Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable.

3.2.        Effect of Determinations.  Each determination or other action made or taken by the Committee pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder will be final, conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, any Related Company, the Committee, the Board, officers, the Employees, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

ARTICLE IV
Eligibility and Participation

4.1.        Eligibility.  Eligibility for participation in the Plan is limited to those Employees who are officers and other management of the Company or a Related Company who can make an appreciable contribution to the attainment of overall business objectives as determined in the sole discretion of the Committee.

The fact that an Employee is eligible to participate in the Plan for one Performance Period does not guarantee that the Employee will be eligible to participate in any subsequent Performance Period.  The payment of an Award for any Performance Period does not guarantee any person eligibility for or payment of an Award for any other Performance Period.  The Committee will determine an Employee’s eligibility for participation in the Plan from time to time prior to each Performance Period.

ARTICLE V
Awards

5.1.        Grant of Awards.  In connection with the grant of each Award, the Committee shall (i) establish the Performance Goal(s) and the Performance Period applicable to such Award, (ii) establish the formula for determining the amounts payable based on achievement of the applicable Performance Goal, (iii) determine the consequences for the Award of the Participant’s termination of employment for various reasons or the Participant’s demotion or promotion during the Performance Period, (iv) specify the consequences for the Award of the occurrence of a Change-in-Control of the Company during a Performance Period, and (v) establish such other terms and conditions for the Award as the Committee deems appropriate.  For Awards intended to qualify for the Section 162(m) Exemption, the foregoing shall be accomplished within the time period required to qualify for the Section 162(m) Exemption.

5.2.        Certification of Awards.  The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, and in any event prior to the payment of any Award intended to qualify for the Section 162(m) Exemption to a Covered Employee, determine and certify the degree to which each of the Performance Goals have been attained.

5.3.        Permitted Adjustments.  Except as permitted under Section 5.4, Awards shall be paid solely in accordance with the applicable formula for the Performance Period, based upon the level of achievement of Performance Goals.  Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following:  changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a Company or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Company stock; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of the Company, division, or a Related Company shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements, and/or management’s discussion and analysis in the Company’s financial statements.  Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

5.4.        Committee Discretion.  The Committee shall have the discretion to reduce, eliminate, or increase any Award for any Participant, to reflect individual performance and/or unanticipated factors, or any other factors the Committee deems appropriate.  Notwithstanding the foregoing, and subject to the following sentence, with respect to the Awards of Potential Covered Employees intended to qualify for the Section 162(m) Exemption, the Committee shall not increase such Awards above the amount determined under the applicable formula for the Performance Period, or waive the achievement of applicable Performance Goals.  In the event a Potential Covered Employee is determined at the end of the Performance Period not to be a Covered Employee, and to the extent it would not cause the Potential Covered Employee to become a Covered Employee, the Committee may exercise its discretion to increase the amount of such Potential Covered Employee’s Award above the amount generated under the applicable formula for the Performance Period.

5.5.        Change in Employment Status.  Subject to Article X, an Employee who is selected as a Participant after the beginning of a Performance Period or a Participant who retires or who dies prior to the end of such Performance Period will be eligible to receive a pro rata share of an Award based on the number of months of participation during any portion of such Performance Period only if the applicable Performance Goals are achieved and such Award is paid at the time Awards for such Performance Period are paid to other Participants in accordance with Article VI.  Except as provided in this Section or in Article X, a Participant whose employment is otherwise terminated prior to the end of such Performance Period will not be eligible for payment of any Award.

ARTICLE VI
Payment of Awards

Awards will be paid by the Company no later than two and one-half months after the end of the calendar year in which the applicable Performance Period ends provided the Performance Goals have been met and certified in accordance with Section 5.2.  Except with regard to

Participants who retire or die during a Performance Period or are involuntarily terminated as provided in Article X, to be eligible for payment of any Award, the Participant must be employed by the Company or a Related Company on the date of payment of the Award.

ARTICLE VII
Method of Payment of Awards

7.1.        Payment of Awards.  Except as otherwise provided in this Plan, Awards will be paid in cash and paid at the time described in Article VI unless the Committee specifies in writing a different medium of payment before the beginning of the Performance Period to which such Award pertains.  The Committee may specify the medium of payment on a case-by-case basis in its sole discretion and may include conditions or additional time vesting requirements in addition to the satisfaction of applicable Performance Goals.  In no event will the maximum potential value of any Award to a Participant for any Performance Period exceed the amount of $10,000,000 on the date the Award is granted.

Alternative mediums of payment the Committee may specify in its sole discretion are one of, or any combination of cash and, the following:

(i)           Stock Options.  The Committee may, in its sole discretion, pay any Award through the grant of stock options under KapStone Paper and Packaging Corporation 2006 Stock Incentive Plan, as amended, or any successor equity plan approved by stockholders (the “Stock Incentive Plan”).  The grant date is the date the Award would otherwise be paid in cash, unless the Committee provides otherwise in its discretion.  Any Award issued in the form of stock options shall be subject to the terms and conditions of the Stock Incentive Plan and related grant agreement.

(ii)          Restricted Stock or Restricted Stock Units. The Committee may, in its sole discretion, pay any Award by issuing to a Participant restricted stock or restricted stock units under the Stock Incentive Plan.  Any Award issued in the form of restricted stock or restricted stock unit shall be subject to the terms and conditions of the Stock Incentive Plan and related grant agreement.

7.2.        Withholding for Taxes.  The Company will have the right to deduct from any and all payments made under the Plan, any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.  The Participant shall be solely responsible for the satisfaction of any federal, state, local or foreign taxes on payments under the Plan.  The Company and any Related Company (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award; and (ii) do not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

7.3.        Payments to Estates.  Awards and interest thereon, if any, which are due to a Participant pursuant to the provisions hereof and which remain unpaid at the time of his or her death will be paid in full to the Participant’s estate.

7.4.        Offset for Monies Owed.  Any payments made under this Plan may be offset for any monies that the Committee determines are owed to the Company or any Related Company.

ARTICLE VIII
Amendment and Termination

The Committee may amend, modify, suspend or terminate this Plan in whole or in part at any time or from time to time without the approval of the stockholders of the Company, except as otherwise provided in this Article; provided, however, that no such action will adversely affect any right or obligation with respect to any Award theretofore made.  Any amendment to the Plan that changes the Performance Goals, Performance Measures or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Awards to Covered Employees intended to qualify for the Section 162(m) Exemption unless the amendment is approved by stockholders before the Award is paid.

ARTICLE IX
Miscellaneous

9.1.        No Funding.  Cash Awards shall be paid solely from the general assets of the Company.  To the extent any person acquires a right to receive payments from the Company under the Plan, the right is no greater than the right of any other unsecured general creditor.  No absolute right to any Award shall be considered as having accrued to any Participant prior to the payment of the Award.

9.2.        Governing Law.  The Plan and all rights to an Award hereunder shall be construed in accordance with and governed by the laws of the State of Illinois, except that any matters relating to the internal governance of the Company shall be governed by the General Corporation Law of the State of Delaware.

9.3.        Awards Not Transferable.  Subject to Section 7.3, a Participant’s rights and interest under the Plan may not be assigned or transferred.  Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.

9.4.        Employment.  Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or any Related Company to dismiss or discharge any Participants.  The Plan is not a contract between the Company or any Related Company and any Employee or Participant.

ARTICLE X
Change-in-Control

If there is a Change-in-Control after Awards have been granted under the Plan but before completion of the applicable Performance Period, a Participant who is terminated by the Company, a Related Company or a successor thereto following a Change-in-Control if such termination occurs prior to payment of the applicable Award in accordance with Article VI, will be eligible to receive a pro rata share of an Award based on the number of months of participation during any portion of such Performance Period only if the applicable Performance Goals are achieved.  Such pro rata portion of an Award will be paid at the time Awards for such Performance Period are paid to other Participants in accordance with Article VI.